Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 No. 333-441155; Form S-8 No. 333-157722) pertaining to the OH&R Investment Plan

(2)	Registration Statement (Form S-8 No. 333-43847) pertaining to The Timken Company International Stock Ownership Plan

(3)	Registration Statement (Form S-8 No. 333-103753) pertaining to The Timken Company Savings and Stock Investment Plan for Torrington Non-Bargaining Associates

(4)	Registration Statement (Form S-8 No. 333-103754) pertaining to The Timken Company Savings Plan for Torrington Bargaining Associates

(5)	Registration Statement (Form S-8 No. 333-105333) pertaining to The Timken Share Incentive Plan

(6)	Registration Statements (Form S-8 No. 333-66921; Form S-8 No. 333-35152; Form S-8 No. 333-108840; Form S-8 No. 333-157720) pertaining to The Hourly Pension Investment Plan

(7)	Registration Statement (Form S-8 No. 333-108841) pertaining to the Voluntary Investment Program for Hourly Employees of Latrobe Steel Company

(8)
Registration Statements (Form S-8 No. 333-66905; Form S-8 No. 333-52866; Form S-8 No. 333-113390; Form S-8 No 333-157721) pertaining to The Voluntary Investment Pension Plan for Hourly Employees of The Timken Company

(9)	Registration Statements (Form S-8 No. 333-69129; Form S-8 No. 333-113391; Form S-8 No. 333-179564) pertaining to The Timken Company - Latrobe Steel Company Savings and Investment Pension Plan

(10)	Registration Statements (Form S-8 No. 333-113394; Form S-8 No. 333-141067; Form S-8 No. 333-157718) pertaining to The Timken Company Employee Savings Plan

(11)	Registration Statements (Form S-8 No. 333-118664; Form S-8 No. 333-141068; Form S-8 No. 333-157717) pertaining to the MPB Corporation Employees' Savings Plan

(12)	Registration Statements (Form S-8 No. 333-62481; Form S-8 No. 333-76062; Form S-8 No. 333-150846; Form S-8 No. 333-157719) pertaining to the Company Savings Plan for the Employees of Timken France

(13)
Registration Statements (Form S-8 No. 333-02553; Form S-8 No. 333-35154; Form S-8 No. 333-86452; Form S-8 No. 333-114647; Form S-8 No. 333-150847) pertaining to The Timken Company Long-Term Incentive Plan (as amended and restated as of February 5, 2008)

(14)	Registration Statement (Form S-8 No. 333-174093) pertaining to the Timken Company 2011 Long-Term Incentive Plan

(15)	Registration Statement (Form S-3 No. 333-161798) pertaining to Debt Securities of our reports dated February 13, 2013, with respect to the consolidated financial statements and schedule of The Timken Company and the effectiveness of internal control over financial reporting of The Timken Company, included in this Annual Report (Form 10-K) of The Timken Company for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Cleveland, Ohio
February 13, 2013